UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2015 (January 30, 2015)

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 30, 2015, Lewis A. Fanger was appointed Senior Vice President, Chief Financial Officer and Treasurer of Full House Resorts, Inc. (the “Company”), subject to normal and customary state licensing requirements.

Lewis A. Fanger, Age: 37. Prior to joining the Company, Mr. Fanger served from June 2013 through February 2015 as a Vice President of Wynn Resorts, Limited, a leading owner and operator of resort casinos and a member of the S&P 500 and NASDAQ-100 indexes. At Wynn, Mr. Fanger oversaw the investor relations functions for both its NASDAQ- and Hong Kong Stock Exchange-listed stocks and assisted with the company’s development efforts, including in Asia. From August 2011 to June 2013, Mr. Fanger was Senior Vice President and Chief Financial Officer of Creative Casinos, LLC, the original developer of the recently-opened Golden Nugget resort casino in Lake Charles, Louisiana. Mr. Fanger also served from June 2003 to August 2011 at Pinnacle Entertainment, Inc. in various capacities, including as Vice President of Finance, where he oversaw the treasury and investor relations functions of the company. Prior to that, Mr. Fanger worked as an equity research associate in the gaming group at Bear, Stearns & Co. in New York. Mr. Fanger earned a bachelor’s degree in industrial engineering and a master’s degree in business administration, both from Stanford University.

On January 30, 2015, the Company entered into an Employment Agreement with Mr. Fanger (the “Employment Agreement”) pursuant to which Mr. Fanger serves as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. The Employment Agreement is effective as of January 30, 2015 and expires on January 30, 2019, unless earlier terminated.

The Employment Agreement provides for an annual base salary of $250,500 and an opportunity to earn an annual discretionary cash performance bonus, based on the achievement of individual and Company-based performance criteria established by the Company’s board of directors, compensation committee and/or Chief Executive Officer, as applicable. In addition, pursuant to the Employment Agreement, Mr. Fanger is entitled to (i) participate in customary health, welfare and employee benefit plans on the same basis as they are available to other senior executives, and (ii) Company-paid life insurance and long-term disability policies each covering $250,000.

In connection with entering into the Employment Agreement, Mr. Fanger was granted a nonqualified stock option covering 300,000 shares of Company common stock with a per share exercise price equal to the closing price per share on the grant date. The stock option is intended to be an “employee inducement award” and will vest with respect to 25% of the shares subject to the stock option on January 30, 2016 and will continue to vest with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary thereafter, subject to Mr. Fanger’s continued service through the applicable vesting date. The stock option will vest in full on a change in control of the Company.

Upon Mr. Fanger’s termination of employment due to death or disability, he will be entitled to accelerated vesting of all outstanding stock options held by Mr. Fanger on the termination date with respect to such number of shares underlying each stock option that would have vested over the one-year period immediately following the termination date had the stock option continued to vest in accordance with its terms.

If Mr. Fanger’s employment is terminated by the Company without “cause” or by Mr. Fanger for “good reason” (each, as defined in the Employment Agreement), then, in addition to accrued amounts, Mr. Fanger will be entitled to receive the following payments and benefits:

●
cash severance in aggregate amount equal to (i) a pro-rata bonus equal to the average of the cash portion of any bonuses earned in the immediately preceding two years; and (ii) 12 months’ salary, payable in installments for one year after the termination date or, if the termination occurs within six months following a change in control, in a lump sum;

●
any unpaid Annual Bonus to which Executive would have become entitled for the calendar year of Company that ends prior to the calendar year in which the Termination Date occurs had Executive remained employed through the payment date, payable in a single lump-sum payment on the date on which annual bonuses are paid to Company’s senior executives generally for such calendar year, but in no event later than March 15th of the calendar year immediately following the calendar year in which the Termination Date occurs, with the actual date within such period determined by Company in its sole discretion.

●	Company-paid healthcare continuation coverage for Mr. Fanger and his dependents for one year after the termination date, unless covered by comparable insurance by a subsequent employer; and

●	full accelerated vesting of all outstanding Company stock options held by Mr. Fanger on the termination dates.

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Mr. Fanger’s right to receive the severance payments and benefits (either in connection with a change in control or outside the change in control context) described above is subject to the delivery of an effective mutual general release of claims.  The Employment Agreement also contains confidentiality, non-solicitation and non-competition provisions.

A copy of the Employment Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is incorporated herein by reference.

A copy of the Inducement Stock Option Agreement, by and between the Company and Mr. Fanger, is filed with this Form 8-K and attached hereto as Exhibit 10.2.  The foregoing description of the Inducement Stock Option Agreement is qualified in its entirety by reference to the full text of the Inducement Stock Option Agreement, which is incorporated herein by reference.

Item 8.01     Other Events.

On February 4, 2015, the Company issued a press release announcing the appointment of Mr. Fanger as Senior Vice President, Chief Financial Officer and Treasurer, including the grant of the inducement stock option to Mr. Fanger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement, dated as of January 30, 2015, by and among Full House Resorts, Inc. and Lewis A. Fanger

Exhibit 10.2	Inducement Stock Option Agreement, dated as of January 30, 2015, by and among Full House Resorts, Inc. and Lewis A. Fanger

Exhibit 99.1	Press Release of the Company dated February 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: February 4, 2015	/s/ Daniel R. Lee
Daniel R. Lee, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of January 30, 2015, by and among Full House Resorts, Inc. and Lewis A. Fanger
10.2	Inducement Stock Option Agreement, dated as of January 30, 2015, by and among Full House Resorts, Inc. and Lewis A. Fanger
99.1	Press Release of the Company dated February 4, 2015

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